EXHIBIT NO. 99.(h) 6

MASTER ADMINISTRATIVE SERVICES AGREEMENT

Amended and Restated

As of August 1, 2014

(Approved September 9, 2014)

Exhibit A, as revised:

February 10, 2015 (Redesignation of MFS Lifetime Retirement Income Fund as

MFS Lifetime Income Fund and Removal of MFS New Discovery Portfolio, MFS Utilities Portfolio, and MFS Value Portfolio)

Exhibit D, as revised:

January 1, 2015 (Approved February 10, 2015)

Attachment I to Exhibit D, as revised:

February 10, 2015 (Redesignation of MFS Lifetime Retirement Income Fund as

MFS Lifetime Income Fund and Removal of MFS New Discovery Portfolio, MFS Utilities Portfolio, and MFS Value Portfolio)